EXHIBIT 10.3

                         APPLEBEE'S INTERNATIONAL, INC.
                              CHANGE IN CONTROL AND
                              NONCOMPETE AGREEMENT


         This Agreement is between APPLEBEE'S INTERNATIONAL, INC. ("AII"), and _______________ ("you"). This Agreement is dated ________________.

         The terms of this Agreement are set forth in the following questions and answers.

         What do "AII" and "Company" mean? "AII" means Applebee's International,
Inc.   "Company"  means  AII  and  all  of  its  wholly-owned   subsidiaries  or
subsidiaries of subsidiaries now or hereafter in existence.

         What is the purpose of this Agreement? The Company wants to encourage continuity of management and to protect its management personnel against financial hardship in the event of a change in control by offering the "Change in Control Benefits." The Company also wants to specify your obligations to the Company with respect to non-competition, non-solicitation, confidential information and discoveries (your "Obligations"). You are willing to agree to Your Obligations in exchange for the Company's promise to provide the Change in Control Benefits if a "change in control" were to occur.

         CHANGE IN CONTROL BENEFITS:

         What must happen before I'm eligible for "change in control" benefits? All of the following must occur:

         o    Both you and AII must have signed this Agreement

         o    A "change in control" must occur

              What does "change in control" mean?" "Change in Control" means any one of the following:

              > continuing Directors no longer constitute at least 2/3 of AII's board of directors (the "Board of Directors"); or

              > any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of AII's then outstanding common stock or thirty percent (30%) or more of the combined voting power of AII's then outstanding securities (calculated in accordance with Section 13(d)(3) or 14(d) of the Exchange Act) entitled generally to vote for the election of AII's directors; or

              >    the   merger   or   consolidation   of  AII  with  any  other
                   corporation,  the sale of substantially  all of the assets of

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                   AII or the liquidation or dissolution of AII, unless,  in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation; or

              > at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by AII's stockholders or by AII's Board of Directors determine that such proposed action, if taken, would constitute a change in control of the Corporation and such action is taken.

              "Continuing Director" means any individual who either (i) was a member of AII's Board of Directors (a "Director") on the date hereof, or (ii) was designated (as of the day of initial election as a Director) as a continuing Director by a majority of the then Continuing Directors.

              What if control of only a subsidiary changes? No Change in Control Benefits will be available even if you work for the affected subsidiary. Change in control benefits will be offered only if there were to be a change in the control of AII.

         o Your employment with the Company (or its successor) must terminate within 18 months following the "change in control" and it must terminate in one of two ways:

              Either:

              >    by the Company or its successor without "cause"

                   What is "cause"?

                   >> The Executive is convicted of - or pleads no contest / nolo contendre to - any felony or any criminal offense involving fraud; or

                   >> The Executive is determined by a government agency or court to have violated this Agreement or any applicable local, state or federal employment law, including, but not limited to, any anti-discrimination law.

              Or:

              > Or by you for "good reason" at a time when "cause" does not exist.

                   What is "good reason"? The Company (or its successor) -

                   >> reduces your compensation or benefits as in effect prior to the change in control; or

                   >> requires you to relocate more than 50 miles from the metropolitan area in which you worked prior to the Change in Control; or

                   >>   reduces your responsibilities.

                   If I believe I have "good reason" to quit, must I notify AII (or its successor)? Yes. The Company (or its successor) must receive written notice from you that describes the basis for "good reason" within 30 days after the event that constitutes "good reason". Will the Company (or its successor) have a right to fix it by eliminating the circumstances that constitute "good reason"? Yes. The fix must occur within 10 days after receipt of notice from you. If it is fixed, you may not quit for "good reason."

         What are the "change in control" benefits? The following benefits will apply if, and only if, you become "eligible" for "change in control" benefits:

         o    Bonus:

                  How much?

              >    First, determine the sum of:

                   >> your annual base salary in effect before the change in control, plus

                   >> the greater of - (i) your average bonus for the three fiscal years preceding the change in control, or (ii) your target bonus for the fiscal year in which your employment terminates.

              >    Second, divide that sum by 12.

              > Third, multiply the result by 20 (or by 24, if you are a member of the Company's "Senior Team" at the time of the change in control, as determined by the Company immediately prior to the change in control, in its sole and absolute discretion).

              How will this be paid? Lump sum, in cash.

              When will it be paid? By the next payroll processing date that occurs at least five business days after you terminate employment.

         o    Company payment of Health Plan premiums:

              How much? All of the premiums.

              What if my spouse/domestic partner and/or eligible dependent child are covered? The Company (or its successor) pays all of the premium.

              For how long? 20 months (or 24 months, if you are a member of the Company's "Senior Team" at the time of the change in control, as determined by the Company immediately prior to the change in control, in its sole and absolute discretion).

              Under what plan? The AII Executive Health Plan or substantially similar coverage.

         o    Immediate vesting of stock options and restricted shares:

              Does this apply to all of my options and restricted shares? Yes, except of course this benefit does not apply to any option that has expired and any restricted shares that have been forfeited prior to you becoming eligible for Change in Control Benefits.

              What does "immediate vesting" mean? Upon becoming eligible for Change in Control Benefits:

              > any options to which this benefit applies will become exercisable, and

              > the forfeiture and prohibited sale and transfer restrictions on restricted shares to which this benefit applies will lapse.

              Will exercisability of options be extended? No. Unless "retirement" benefits apply (see below), termination of exercisability of options will be governed by each option's award agreement.

              Will the terms of my awards and the applicable plan control all terms other than the specific benefits of this Agreement? Yes. For example, if the award or option plan provides that the Company may purchase an option from you upon the occurrence of a change in control, then that right will continue to apply.

         Can termination by the Company without cause or termination by me for good reason entitle me to retirement benefits? Yes. If the termination of your employment that entitles you to Change in Control Benefits occurs under circumstances that constitute "retirement" under the AII Executive Retirement Plan, you will receive retirement benefits in addition to Change in Control Benefits.

         o In order for this to apply, must I "retire" at the time of my termination? Yes, you must satisfy the conditions to "retire" under the AII Executive Retirement Plan by the time of the termination of employment that makes you eligible for Change in Control Benefits.

              Do I have to satisfy all of the retirement conditions? No, the notice and voluntary termination requirements will not apply and the Company (or its successor) must give you at least ten days to sign the "release" and "Noncompete Agreement" as those terms are described in the AII Executive Retirement Plan.

         o    What additional benefits will I receive?

              > Retiree health: Your benefit will be as described in the AII Executive Retirement Plan, except that in accordance with this Agreement you will not be required to pay any premium for the first [20 or 24] months of coverage.

              >    Options and Restricted Shares:

                   >> Vesting: The Change in Control Benefits will apply because they are more favorable.

                   >> Option exercisability: The extension of exercisability under the Retirement Plan will apply because it is more favorable.

                   What if the Company exercises any right it may have to purchase my options upon a change in control? If your option award agreement or the option plan permit the Company to purchase the option and that occurs, extended exercisability will not apply.

              >    Bonuses:

                   Will I receive both a change in control bonus and the bonuses set forth in the Executive Retirement Plan? Yes.

              >    Other Executive Retirement Benefits:

                   Will the other Executive Retirement Plan benefits be provided in addition to the Change in Control Benefits? Yes.

         o    Does  "retirement"   constitute  "good  reason"  to  terminate  my
              employment after a change in control? No.

         o Do the Executive Retirement Plan "promises" by me apply after a change in control? Yes, if you receive the Executive Retirement Plan's benefits, then you must keep the promises.

         o Can my Change in Control Benefits be "cut back"? Yes. If the Change in Control Benefits would create an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code (the "Code"), then you shall receive either (i) the Change in Control Benefits, or (ii) the Change in Control Benefits reduced to an amount equal to one dollar ($1) less than the maximum amount allowed under the Code without creating an excess parachute payment, whichever amount results in the greater after-tax payment to you.

              Who will decide which benefit(s) to cut back and how to do that? The Company.

         YOUR OBLIGATIONS: By signing this Agreement, you agree to fulfill the following Obligations:

         Confidentiality/Trade Secrets:

         o What is my Obligation? You must use your best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company.

         o What are examples of "trade secrets and confidential and proprietary information"? The identity of the Company's customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, procedures, recipes and specifications relating to its customers, suppliers, products and services, new products and product testing, discoveries, ideas, trade secrets, computer software, training programs and techniques, research and development of new concepts, operating procedures and "know-how", marketing and advertising techniques and plans, customer research, strategic plans, pricing policies, restaurant sales and margin information, financial, business and operational information and reports and other financial information about the Company or its business.

         o May I disclose trade secrets or confidential or proprietary information? No.

              Are there exceptions? Yes, disclosures required in the course of your employment with the Company or by law.

         o May I use trade secrets or confidential or proprietary information for my own benefit or for the benefit of another? No, you may not do so either directly or indirectly.

         o Must I deliver such information to the Company upon termination of employment? Yes. Files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by you or otherwise coming into your possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by you.

              May the Company require that I deliver this information at anytime? Yes.

         o During what period am I obligated by this? Both during the term of your employment by the Company and thereafter.

         Discoveries:

         o What is my Obligation? You will fully inform the Company of and disclose to the Company all "discoveries."

         o What are "discoveries"? All inventions, designs, improvements, discoveries, and processes that you have now or may hereafter have during your employment with the Company and that pertain or relate to the business of the Company or to any experimental work, products, services, or processes of the Company in progress or planned for the future, whether conceived by you alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets.

         o Do all "discoveries" belong to the Company? Yes, all discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. You agree that you shall never at any time during or after termination of employment have or claim any right, title or interest in any copyright, trademark, trade name, or other intellectual property or any confidential information belonging to or used by the Company.

         o Am I required to assist the Company to establish its rights? Yes. You shall execute all necessary papers, maintain adequate and current records and otherwise provide assistance, at the Company's expense, during and after employment, to enable the Company to obtain for itself or its nominee patents, copyrights, trademarks, registrations or other legal protection for such intellectual property and protect the same against infringement by others. If such assistance takes place after your employment is terminated, then you shall be paid by the Company at an hourly rate determined based on fifty percent (50%) of your existing salary at the date of termination divided by 2500 for any time actually spent in rendering such assistance at the request of the Company.

         o What is "intellectual property? "Intellectual property" shall include, without limitation, patents, trademarks, copyrights, trade secrets, invention, discoveries and other business information that is not publicly known.

         o During what period am I obligated by this? Both during the term of your employment by the Company and thereafter.

         Non-competition:

         o What is my Obligation? You will not, without the prior written consent of the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which you own less than one percent 1% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in North America [revise geographic scope as appropriate] engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company or any subsidiary of the Company may become involved after the date hereof and prior to the date of your termination of employment.

         o What is the "casual dining restaurant industry"? For purposes of this Agreement "casual dining restaurant industry" consists of "sit down" restaurants serving alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

         o    During what period am I  obligated  by this?  During the period of
              your   employment   and  until  the  first   anniversary  of  your
              termination of employment.

         Nonsolicitation:

         o What is my Obligation? You will not, either directly or indirectly, for yourself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any business or activity that is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment.

         o During what period am I obligated by this? During the term of your employment and until the first anniversary of your termination of employment.

         Enforcement of your Obligations:

         o    Are there exceptions to the Obligations? Yes.

              > If you voluntarily terminate your employment following a change in control and you are not eligible for Change in Control Benefits, then you are not bound by the Obligations of this Agreement after your termination date.

              > If no change in control has occurred and your employment is terminated by the Company without cause (as defined in this agreement), then you are not bound by the obligations, unless the Company pays to you severance benefits equal to the amount you would have received under the Company's severance policy if your job had been eliminated. This provision does not apply if you terminate your employment, even if you do so for good reason.

         o May the Company force me to comply with my Obligations? Yes. You agree that the remedy at law for the breach of any such covenant is inadequate and injunctive relief and specific performance shall be available to prevent the breach or any threatened breach of your Obligations. The Company may exercise all of the following rights and will not be barred from exercising one right due to exercise of another right: its remedies at law and its rights to an injunction and specific performance.

         o May I avoid my Obligations if I have a claim against the Company? No. The existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of your Obligations.

         o Will my Obligations be enforced to the maximum extent allowed? Yes. You agree that your Obligations are reasonable in content and scope and are given by you for adequate consideration. You further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with our foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise amend your Obligations as reason dictates.

         GENERAL PROVISIONS

         Arbitration:

         o Is arbitration required? Yes. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in Johnson County, Kansas by one arbitrator in accordance with the then current "National Rules for the Arbitration of Employment Disputes" of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction.

         o How will that be done if a dispute arises before the occurrence of a Change in Control? The Company shall bear the full cost of any arbitration, including the expenses and attorney's fees incurred by you related thereto and including any actions taken by either party to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration, and the Company shall not be entitled to use any lawyer who is a Company employee to represent it in any dispute or arbitration related hereto. Notwithstanding the foregoing, if the Company refuses to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall pay all attorney's fees and expenses as incurred by you in enforcing this Agreement, in addition to any such fees and expenses incurred by the Company. Conversely, if you refuse to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall not be obligated to pay your attorney's fees or expenses. Provided however, in no event shall the attorney's fees to be paid by the Company on behalf of you exceed $25,000.

         o How will that be done if a dispute arises after the occurrence of a Change in Control? Each party shall bear its own costs and expenses, including attorneys' fees, related to the dispute or claim and the parties shall share equally the costs and fees of the arbitrator; provided, however, that the arbitral award or any court rendered judgment may include a finding that one party substantially prevailed in the proceeding and, if so, such prevailing party may be awarded a judgment (in addition to any other judgment awarded to such party) for all or any part of its costs and expenses, including attorney's fees and its portion of the costs and fees of the arbitrator.

         Mitigation:

         o Must I attempt to become employed if I become entitled to change in control benefits? No. You shall have no duty to attempt to mitigate the level of benefits payable by the Company to you hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by you from any other source, including any subsequent employer.

         Governing law:

         o What law will govern this Agreement? The laws of the State of Kansas.

         Termination:

         o May this Agreement be terminated? This Agreement shall remain in effect for a period of three (3) years from and after the date hereof and shall be automatically extended thereafter for additional terms of one (1) year each, unless either party has provide written notice to the other of the termination hereof sixty (60) days prior to the end of the then applicable term.

         o What if a change in control occurs? This Agreement shall not terminate or be terminable until eighteen (18) months after the effective date of the change in control and this Agreement may not be terminated after such eighteen (18) month period if your employment with the Company terminated during such 18 month period either by you for Good Reason at a time when circumstances constituting Cause do not exist or by the Company without Cause.

         o Do my Obligations survive termination? Your "confidentiality" and "discoveries" Obligations will survive any termination of this Agreement. [Scott: should noncompete and nonsolicitation survive for one year after termination by executive?]

         Revisions to make Agreement enforceable:

         o What happens if any provision of this Agreement is held to be illegal, invalid, or unenforceable? Such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or uneforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

         Entire Agreement:

         o Is this the entire Agreement? Yes. This Agreement sets forth the entire understanding of the parties, other than with respect to any stock option or restricted shares award agreements entered into prior to January 1, 2004 (an "Existing Award"). No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

         o Does this Agreement supersede any other agreement? Yes. This Agreement supersedes all prior agreements or understandings (other than Existing Awards), whether written or oral, with respect to change in control, non-compete, non-solicitation, confidentiality, discoveries, and termination or severance benefits payable by the Company to you; provided, however, that this Agreement shall not supersede any ability you may have to receive severance benefits under any Company severance plan or policy that applies to Company associates generally.

         Binding effect:

         o Does this Agreement bind successors? Yes. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.

         Waiver:

         o What happens if a provision is not promptly enforced? The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or a relinquishment of any such provision. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

         Counterparts:

         o    May this  Agreement  be  signed  in  counterparts?  Yes,  and each
              counterpart  shall  be  deemed  an  original,   and  together  the
              counterparts shall constitute one and the same instrument.

         Notices:

         o How may notices be given? Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

              a.   If to the Company:

                   Applebee's International, Inc.
                   4551 West 107th Street, Suite 100
                   Overland Park, Kansas 66207
                   Attn:  General Counsel

              b.   If to the Executive:

                   [Executive/address]

         o How may addresses for notice be changed? Either party may change its address for notice by giving notice as set forth immediately above.

         Assignment:

         o May this Agreement be assigned? Not by you, but the Company may assign this Agreement to any successor in interest to the business, or part thereof, of the Company.

         Nonconflicting agreements:

         o By signing this Agreement, am I agreeing that I do not have any conflicting commitments? Yes. You hereby represent to the Company
              (1) there are no restrictions, agreements, or understandings whatsoever to which you are a party that would prevent or make unlawful your execution or performance of this Agreement; and (2) your execution of this Agreement does not constitute a breach of any contract, agreement, or understanding, oral or written, to which you are a party or by which you are bound.

         Disclosure of Agreement:

         o May the Company disclose this Agreement? Yes. For example, in the event the Company has reason to believe this Agreement has or may be breached, you acknowledge and consent that this Agreement may be disclosed by the Company, without risk of liability, to a current or prospective employer of you or other business entity.

         Adequate Consideration:

         o By signing below, do I agree that my rights to severance benefits, both before and after the occurrence of a change in control, are adequate consideration for my commitment to fulfill my obligations, including (but not limited to) the noncompete obligation? Yes.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written above.


YOU:                                   APPLEBEE'S INTERNATIONAL, INC.


_______________________________        By: _____________________________________

                                       Title:___________________________________